UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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United Security Bancshares

(Name of Registrant as Specified In Its Charter)

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UNITED SECURITY BANCSHARES
2126 Inyo Street
Fresno, California 93721

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, MAY 17, 2017 - 7:00 p.m.

NOTICE IS HEREBY GIVEN that, pursuant to the Bylaws of United Security Bancshares and the call of its Board of Directors, the 2017 Annual Meeting of Shareholders (the “Meeting”) of United Security Bancshares (the “Company”) will be held at the Company’s corporate offices at 2126 Inyo Street, Fresno, California 93721, on Wednesday, May 17, 2017, at 7:00 p.m. (local time), for the purpose of considering and voting upon the following matters:

(1)	Electing the following ten (10) persons to the Board of Directors to serve until the 2018 Annual Meeting of Shareholders and until their successors are elected and have qualified:

Robert G. Bitter, Pharm D.	Robert M. Mochizuki, M.D.	Dennis R. Woods
Stanley J. Cavalla	Kenneth D. Newby	Michael T. Woolf, D.D.S.
Tom Ellithorpe	Susan Quigley
Benjamin Mackovak	John Terzian

(2)	Ratifying the selection of Moss Adams LLP to serve as the independent registered public accounting firm for the Company for 2017.

(3)	Transacting such other business as may properly come before the Meeting and any adjournments or postponements thereof.

If you were a shareholder of record at the close of business on March 29, 2017, you may vote at the Meeting.

Article III, Section 3.3 of our Bylaws provides for the nomination of directors in the following manner:

Section 3.3. Nominations of Directors. Nominations for election of members of the board may be made by the board or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting called for the election of directors) shall be made in writing and shall be delivered or mailed to the president of the corporation by the later of: (i) the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors; or (ii) ten (10) days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying shareholder and the identities and locations of any such institutions; and (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notification shall be signed by the nominating shareholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the chairperson of the meeting, and upon his or her instructions, the inspectors of election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.

We urge you to sign and return the enclosed proxy as promptly as possible whether or not you plan to attend the Meeting in person. If you do attend the Meeting, you may withdraw your proxy. The proxy may be revoked at any time prior to its exercise.

Dated: April 11, 2017                        By Order of the Board of Directors

Robert G. Bitter, Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2017

The Company's 2016 Annual Report to Shareholders on Form 10-K (the “Annual Report”) was previously mailed to all shareholders. If you wish to receive additional copies of the Proxy Materials described herein or the Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, including the exhibits thereto, please call (888) 683-6030 (toll free), or write to us at United Security Bancshares, 2126 Inyo Street, Fresno, California 93721, Attn: Ms. Bhavneet Gill or by email at bgill@unitedsecuritybank.com. This Proxy Statement, the proxy card and the Annual Report are also available on the Company's website at http://investors.unitedsecuritybank.com/Docs.

United Security Bancshares
2126 Inyo Street
Fresno, California 93721
Phone: (888) 683-6030

Proxy Statement
2017 Annual Meeting of Shareholders
To be Held Wednesday, May 17, 2017
7:00 p.m.

Introduction

This Proxy Statement is furnished in connection with the solicitation of proxies for use at the 2017 Annual Meeting of Shareholders (the “Meeting”) of United Security Bancshares (the “Company”) to be held at the Company’s corporate offices at 2126 Inyo Street, Fresno, California 93721, on Wednesday, May 17, 2017, at 7:00 p.m. (local time), and at any and all postponements or adjournments thereof.

It is anticipated that this Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy card will be mailed on or about April 11, 2017, to shareholders eligible to receive notice of, and to vote at, the Meeting.

The matters to be considered and voted upon at the Meeting will be:

(1)
Election of Directors. Electing the following ten (10) persons to the Board of Directors to serve until the 2018 Annual Meeting of Shareholders and until their successors are elected and have qualified:

Robert G. Bitter, Pharm D.	Robert M. Mochizuki, M.D.	Dennis R. Woods
Stanley J. Cavalla	Kenneth D. Newby	Michael T. Woolf, D.D.S.
Tom Ellithorpe	Susan Quigley
Benjamin Mackovak	John Terzian

(2)	Ratification of Selection of Accountants. Ratification of the selection of Moss Adams LLP to serve as the independent registered public accounting firm for the Company for 2017.

(3)	Other Business. Such other business as may properly come before the Meeting and any adjournments or postponements thereof.

If you were a shareholder of record at the close of business on March 29, 2017, you may vote at the Meeting.

Other than the matters set forth on the attached 2017 Notice of Annual Meeting of Shareholders, as of the date of this Proxy Statement, the Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers to each of Tom Ellithorpe, Kenneth D. Newby and John Terzian, as the designated proxy holders, discretionary authority to vote the shares in accordance with the recommendations of the Board on such other business, if any, which may properly come before the Meeting and at any adjournments or postponements thereof, including whether or not to adjourn the Meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this Proxy Statement?

We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the Meeting. This Proxy Statement summarizes the information you need to know to cast an informed vote at the Meeting. However, you do not need to attend the Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card. You may also vote electronically by telephone or the Internet by following the instructions on the proxy card.

We have previously sent you the Company’s 2016 Annual Report to Shareholders, which includes our Annual Report on Form 10-K. The 2016 Annual Report to Shareholders is also available on our website at http://investors.unitedsecuritybank.com/Docs. United Security Bancshares is referred to in this Proxy Statement as the "Company.” The Company’s wholly-owned bank subsidiary, United Security Bank, is referred to in this Proxy Statement as the “Bank.”

Who is entitled to vote?

We will begin sending this Proxy Statement, the attached 2017 Notice of Annual Meeting and the enclosed proxy card on or about April 11, 2017 to all shareholders entitled to vote. Shareholders who were the record owners of the Company’s no par value common stock (the “Common Stock”) at the close of business on March 29, 2017 are entitled to vote. On this record date, there were 16,708,108 shares of the Company’s Common Stock issued and outstanding and entitled to vote. Our Common Stock is our only class of outstanding capital stock.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a company, trust or other nominee, then the broker, company, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you are still considered the beneficial owner of those shares and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, company, trust or other nominee how to vote their shares using the voting instruction form provided by it. If you hold your shares in street name and do not provide voting instructions, your broker, company, trust or other nominee has discretionary authority to vote your shares on the ratification of the selection of Moss Adams LLP as our independent auditor for the fiscal year ending December 31, 2017, even in the absence of your specific voting instruction. Those shares will also be counted as present at the Meeting for purposes of determining a quorum. However, in the absence of your specific instructions as to how to vote, your broker, company, trust or other nominee does not have discretionary authority to vote on the election of directors or any other proposals that may properly come before the Meeting.

What constitutes a quorum?

A quorum of shareholders is necessary to hold a valid meeting. The presence at the Meeting in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the Meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. If there is no quorum, a majority of the shares represented at the Meeting may adjourn the Meeting to another date.

How many votes do I have?

Holders of Common Stock are entitled to one vote, in person or by proxy, for each share of Common Stock held in his or her name on the books of the Company as of the record date for the Meeting on any matter submitted to the vote of the shareholders, except that in connection with the election of directors, the shares are entitled to be voted cumulatively. Cumulative voting entitles a shareholder to give one nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, or to distribute his or her votes on the same principle between two or more nominees as he or she deems appropriate. The ten (10) nominees receiving the highest number of votes will be elected.

Pursuant to California law, no shareholder may cumulate votes for a nominee unless the name of the nominee has been placed in nomination prior to the voting and the shareholder has given notice at the Meeting prior to the voting of the shareholder’s intention to cumulate. If any shareholder gives notice, all shareholders may cumulate their votes.

The proxy holders designated in the enclosed proxy card do not, at this time, intend to cumulate votes pursuant to the proxies solicited in this Proxy Statement unless another shareholder gives notice to cumulate, in which case, the proxy holders may cumulate votes in accordance with the recommendations of the Board of Directors. Therefore, discretionary authority to cumulate votes in such event is solicited in this Proxy Statement.

How do I vote by proxy?

Whether or not you plan to attend the Meeting, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided.  Returning the proxy card will not affect your right to attend the Meeting and vote. You may also vote over the Internet or by telephone. Instructions for all voting can be found on the back of the proxy card included with this Proxy Statement.

If you properly fill in your proxy card and send it to us in time to vote, or vote by Internet or telephone, your “proxy holders” (the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy holders will vote your shares as recommended by the Board of Directors as follows:

•	“FOR” the election of all ten (10) nominees for director; and

•	“FOR” ratification of the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for 2017.

For the election of directors (Proposal 1), a shareholder may withhold authority for the proxy holders to vote for any one or more of the nominees by marking the enclosed proxy card in the manner instructed on the proxy card. Unless authority to vote for the nominees is so withheld, the proxy holders will vote the proxies received by them for the election of the nominees listed on the proxy card as directors of the Company. Your proxy holders do not have an obligation to vote for nominees not identified on the preprinted proxy card (that is, write-in nominees). Should any shareholder attempt to “write in” a vote for a nominee not identified on the preprinted card (and described in these proxy materials), your proxy holders will NOT vote the shares represented by your proxy card for any such write-in nominee, but will instead vote the shares for any and all other indicated nominees. If any of the nominees should be unable or decline to serve, which is not now anticipated, your proxy holders will have discretionary authority to vote for a substitute who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, your proxy holders intend to vote all of the proxies in such a manner, in accordance with the cumulative voting, as will assure the election of as many of the nominees identified on the proxy card as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders, in their sole discretion.

If any other matter is presented (including but not limited to a motion for adjournment or postponement of the Meeting), your proxy holders will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in accordance with his or her best judgment. At the time this Proxy Statement went to press, we knew of no matters which needed to be acted on at the Meeting, other than those discussed in this Proxy Statement.

What vote is required to approve each proposal, and what is the effect of withholding authority to vote, broker non-votes and abstentions?

The ten (10) nominees for director who receive the most votes will be elected. If you do not vote for a particular nominee, your vote will be voted in accordance with the recommendations of management. If you indicate “WITHHELD” for a particular nominee on your proxy card, your vote will not count either for or against the nominee. Approval for Proposal 2 (ratification of the appointment of Moss Adams LLP) requires the affirmative vote of a majority of the votes represented in person or by proxy and voting at the Meeting.

If you hold your shares of Common Stock in “street name” (that is, through a broker or other nominee) you must vote your shares through your broker. You should receive a form from your broker asking how you want to vote your shares. Follow the instructions on that form to give voting instructions to your broker. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine, but not on non-routine, matters. If you fail to instruct your broker or nominee as to how to vote your shares of Common Stock, your broker or nominee may, in their discretion, vote your shares “FOR” ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2017, which is considered a routine matter. HOWEVER, YOUR BROKER MAY NOT VOTE YOUR SHARES “FOR” the election of the nominees for director without your specific direction. A “broker non-vote” occurs when your broker does not vote on a particular proposal because the broker does not receive instructions from the beneficial owner and does not have discretionary authority. It is VERY IMPORTANT that you return the instructions to your broker or nominee.  Therefore, if you wish to be represented you must vote by completing the information which is sent to you by your broker or nominee.

California law requires the following two votes to adopt any proposal (other than the election of directors): (1) the affirmative vote of a majority of the shares represented and voting at the Meeting, unless the vote of a greater number is required by law or by our Articles of Incorporation and (2) the affirmative vote of at least a majority of the shares required to constitute a quorum.

In determining whether the first vote under (1) has been obtained, abstentions and broker non-votes are not treated as shares voting and therefore will not affect the vote on any proposal. In determining whether the second vote under (2) has been obtained, abstentions and broker non-votes will have the effect of votes cast AGAINST the proposal to ratify our independent registered public accounting firm. That is, abstentions and broker non-votes will reduce the number of affirmative votes and therefore reduce the total percentage of votes the proposal might otherwise have received.

May I vote telephonically or electronically over the Internet?

Shareholders whose shares are registered in their own names may vote either by mail, by telephone or over the Internet. Special instructions to be followed by any registered shareholder interested in voting via the Internet or telephone are set forth on the reverse of your proxy card. The Internet and telephone voting procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their voting instructions have been properly recorded.

May I change my vote after I return my proxy?

A form of proxy for use at the Meeting is enclosed. If it is executed and returned it may nevertheless be revoked at any time before it is exercised by: (i) filing with the Secretary of the Company, Robert G. Bitter, an instrument revoking it or a duly executed proxy bearing a later date; (ii) appearing and voting in person at the Meeting or (iii) if you have voted your shares by Internet or telephone, recording a different vote, or by signing and returning a proxy card dated as of a date that is later than your last Internet or telephone vote. Subject to such revocation, shares represented by a properly executed proxy received in time for the Meeting will be voted by the proxy holders thereof in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted in favor of the proposals listed on the proxy. If any other business is properly presented at the Meeting, the proxy will be voted in accordance with the recommendations of the Company's Board of Directors.

How do I vote in person?

If you plan to attend the Meeting and vote in person, we will give you a ballot form when you arrive. However, we strongly recommend that you return the proxy card rather than vote in person as this will expedite the vote counting process at the Meeting.  Please note that if your shares are held in the name of your broker, company or other nominee, you must bring a Power of Attorney from your nominee in order to vote at the Meeting. If your shares are held in street name, you will not be able to vote at the Meeting without the Power of Attorney form.

How may I obtain a separate set of proxy materials?

If you share an address with another shareholder, you may receive only one set of proxy materials unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, please request the additional copies by calling (888) 683-6030 (toll free); by writing to us at United Security Bancshares, 2126 Inyo Street, Fresno, California 93721, Attn: Ms. Bhavneet Gill or by email at bgill@unitedsecuritybank.com.

What should I do if I receive more than one set of proxy materials?

Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may contact us in the same manner or write us at the address set forth below in the last question to request delivery of a single copy of these materials.

Why may I receive multiple voting instruction forms and/or proxy cards?

If you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. In each case, please complete, sign, date and return each proxy card and voting instruction form that you receive.

Who is making the solicitation?

This solicitation of proxies is being made by the Board of Directors of the Company. The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of proxies for the Meeting will be borne by the Company. The Company does not anticipate this to be a material amount. It is contemplated that proxies will be solicited principally through the use of the mail, but officers, directors and employees of the Company may solicit proxies personally or by telephone, without receiving special compensation for such activities. Although there is no formal agreement to do so, the Company may reimburse companies, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to shareholders whose stock in the Company is held of record by such entities.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2017

The Proxy Statement and the Annual Report on Form 10-K are available on the Internet
http://investors.unitedsecuritybank.com/Docs
VOTING SECURITIES

There were issued and outstanding 16,708,108 shares of the Company’s Common Stock on March 29, 2017, which has been fixed as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, the Meeting.  Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock held of record on the books of the Company as of the record date for the Meeting on any matter submitted to the vote of the shareholders, except, that in connection with the election of directors, the shares may be voted cumulatively if a shareholder present at the Meeting has given notice at the Meeting, prior to the voting, of his or her intention to vote cumulatively. If any shareholder has given such notice, then all shareholders entitled to vote for the election of directors may cumulate their votes. Cumulative voting means that a shareholder has the right to vote the number of shares he or she owns as of the record date, multiplied by the number of directors to be elected. This total number of votes may be cast for one nominee or it may be distributed on the same principle among as many nominees as the shareholder sees fit. If cumulative voting is declared at the Meeting, votes represented by proxies delivered pursuant to this Proxy Statement may be cumulated in the discretion of the proxy holders, in accordance with the recommendations of the Company’s Board of Directors.

A majority of the outstanding shares of Common Stock, represented in person or by proxy, is required for a quorum. Nominees receiving the most votes, up to the number of directors to be elected, are elected as directors for the ensuing year. The affirmative vote of at least a majority of the shares of Common Stock represented in person or by proxy and voting at the Meeting is required to approve Proposal 2 (ratification of the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for 2017).

If you hold Common Stock in “street name” and you fail to instruct your broker or nominee as to how to vote such Common Stock, your broker or nominee may, in its discretion, vote such Common Stock “FOR” ratification of the selection of Moss Adams LLP as the independent registered public accounting firm and auditors of the Company for 2017, but CANNOT vote "FOR" the election of directors, unless you instruct them as to your vote. IT IS EXTREMELY IMPORTANT THAT YOU VOTE BY RETURNING YOUR PROXY CARD BY MAIL, INTERNET OR TELEPHONE.

SHAREHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Management knows of no person who owns, beneficially or of record, either individually or together with associates, five percent (5%) or more of the outstanding shares of the Company’s Common Stock, except as set forth in the table below.  The following table sets forth, as of March 1, 2017, the number and percentage of shares of the Company’s outstanding Common Stock beneficially owned, directly or indirectly, by each the Company’s directors and nominees, Named Executive Officers (as defined below), principal shareholders, and by the directors and executive officers of the Company as a group.  As used herein, the term “executive officers” refers to the Company’s President and Chief Executive Officer, the Executive Vice President and Chief Administrative Officer, the Senior Vice President and Chief Operating Officer, the Senior Vice President and Chief Financial Officer, the Senior Vice President and Chief Credit Officer and the Senior Vice President and Chief Risk Officer. See “Compensation of Executive Officers and Directors of the Company - Executive Officers” herein. The shares “beneficially owned” are determined under Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and do not necessarily indicate ownership for any other purpose.  In general, beneficial ownership includes shares over which a person has sole or shared voting or investment power and shares which such person has the right to acquire within 60 days of March 1, 2017.  Unless otherwise indicated, the persons listed below have sole voting and investment powers of the shares beneficially owned.  Management is not aware of any change in control of the

Company since January 1, 2017 and is not aware of any arrangements that may, at a subsequent date, result in a change of control of the Company.

Except as indicated, the address for each of the persons listed below is c/o United Security Bancshares, 2126 Inyo Street, Fresno, California 93721.

Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Directors and Named Executive Officers:
Robert G. Bitter, Pharm. D.	327,886	(2)	2.0%
Director and Nominee
Stanley J. Cavalla	641,334	(3)	3.8%
Director and Nominee
Kenneth L. Donahue	386,098	(4)	2.3%
Executive Vice President and Chief Administrative Officer
Tom Ellithorpe	138,994	(5)	0.8%
Director and Nominee
Benjamin Mackovak	521,120	(6)	3.1%
Director and Nominee
Robert M. Mochizuki, M.D.	198,621	(7)	1.2%
Director and Nominee
Kenneth D. Newby, CPA	143	(8)	<0.01%
Director and Nominee
Susan Quigley	—		—%
Director and Nominee
John Terzian	133,780	(9)	0.8%
Director and Nominee
Dennis R. Woods	1,139,646	(10)	6.8%
Chairman, Nominee, President and Chief Executive Officer
Michael T. Woolf, D.D.S.	201,634	(11)	1.2%
Director and Nominee
William Yarbenet	17,241	(12)	0.10%
Senior Vice President and Chief Credit Officer
All Directors and Executive Officers as a Group
(14 in total)	3,966,465	(13)	23.7%

(1)
Includes shares subject to stock options that are exercisable within 60 days of March 1, 2017. These are treated as issued and outstanding for the purpose of computing the percentage of each director, Named Executive Officer and for All Directors and Executive Officers as a Group, but not for the purpose of computing the percentage of class owned by any other person.

(2)
Dr. Bitter has shared voting and investment powers as to 293,272 of these shares held in his wife's IRA or in a trust with Dr. Bitter as a co-trustee.  Dr. Bitter disclaims ownership of 35,025 shares which are held in his wife's IRA.

(3)
Mr. Cavalla has shared voting and investment powers as to 447,382 of these shares held in a trust with Mr. Cavalla as a co-trustee.  Mr. Cavalla disclaims ownership of 50,768 shares which are held in his wife's IRA.

(4)	Mr. Donahue has shared voting and investment powers as to 224,817 of these shares held jointly with his wife or in the Company's 401(k) Plan.

(5)	Mr. Ellithorpe has shared voting and investment powers as to 2,566 of these shares held in a trust with Mr. Ellithorpe as a co-trustee.

(6)
Shares owned directly by Strategic Value Investors LP. Mr. Mackovak, solely by virtue of his position as a managing member of Strategic Value Bank Partners LLC, which serves as the general partner of Strategic Value Investors LP, may be deemed to beneficially own the shares owned directly by Strategic Value Investors LP for purposes of Section

16. Mr. Mackovak expressly disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(7)
Dr. Mochizuki has shared voting and investment powers as to 198,621 of these shares held in his wife's IRA or in a trust with Dr. Mochizuki as a co-trustee. Dr. Mochizuki disclaims ownership of 1,706 shares which are held in his wife's IRA.

(8)	Mr. Newby has shared voting and investment powers as to 143 shares held jointly with his wife.

(9)
Mr. Terzian has shared voting and investment powers as to 45,491 of these shares held in a trust with Mr. Terzian as a co-trustee. Mr. Terzian disclaims ownership of 18,695 shares which are held in his wife's IRA.

(10)
Mr. Woods has shared voting and investment powers as to 842,635 of these shares held in the Company's 401(k) Plan. Mr. Woods disclaims ownership of 92,624 shares which he has beneficial ownership as a custodian for minors.

(11)
Dr. Woolf has shared voting and investment powers as to 2,346 of these shares held in his wife's IRA or in custody for minors. Dr. Woolf disclaims ownership of 30 shares which are held in custody for minors.

(12)	Mr. Yarbenet has 17,241 shares subject to stock options that are exercisable within 60 days of March 1, 2017.

(13)	Includes 19,451 shares that are subject to stock options which are exercisable within 60 days of March 1, 2017.

CORPORATE GOVERNANCE PRINCIPLES AND CODE OF ETHICS

Corporate Governance Guidelines

The Company is committed to having sound corporate governance principles that are important to the way the Company manages its business and to maintaining the Company's integrity in the marketplace. The Company's Corporate Governance Principles are available at http://www.unitedsecuritybank.com. Click “About Us” and then “Governance.”

Board of Directors and Committees of the Company

The Board of Directors of the Company oversees its business and monitors the performance of management. In accordance with corporate governance principles, our Board of Directors does not involve itself in day-to-day operations. The directors keep themselves informed through, among other things, discussions with the Chief Executive Officer, other key executives and our principal outside advisers (legal counsel, outside auditors, and other consultants), by reading reports and other materials provided by the Company, and by participating in board and committee meetings.

During 2016, the Board of Directors held 13 meetings. During 2016, no director attended less than 75% of all Board of Directors meetings and the meetings of any committee of the Board of Directors on which he or she served. Mr. Miller and Mr. Reinhard retired from the Board on September 27, 2016.

In 2016, the Board of Directors had the following committees: ALCO, Audit Committee, Compensation Committee, Compliance Committee, Corporate Governance/Nominating Committee, Loan Committee, and Risk Management Committee.

Attendance at Annual Meetings

While the Company does not have a policy regarding director attendance at each Annual Meeting of Shareholders, a majority of the Company's directors attended the 2016 Annual Meeting of Shareholders.

Shareholder Communications with the Board

Shareholders who wish to communicate with the Board of Directors as a whole, or with an individual director, may do so by emailing the Board of Directors at jheidt@unitedsecuritybank.com.

Selection and Evaluation of Director Nominees

The Corporate Governance/Nominating Committee is responsible for identifying and presenting nominees for membership on the Board by the following process:

•	The Corporate Governance/Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors qualified and willing to continue in service.

•	The Corporate Governance/Nominating Committee identifies if the Board of Directors needs to add new members with specific skills or to fill a vacancy on the Board.

•
The Corporate Governance/Nominating Committee initiates a search, working with staff support and seeking input from the members of the Board and senior management of nominee(s) including existing members that are willing to continue to serve as directors.  The Corporate Governance/Nominating Committee also considers any nominee(s) recommended by shareholders.

•	The Corporate Governance/Nominating Committee identifies a potential slate of nominee(s), after taking into account the criteria discussed in the next section below.

•	The Corporate Governance/Nominating Committee determines if any Board members have contacts with the potential nominee(s).

•	The Corporate Governance/Nominating Committee interviews prospective nominee(s) other than existing board members.

•	The Corporate Governance/Nominating Committee keeps the Board informed of the selection progress.

•
The Corporate Governance/Nominating Committee meets to consider and approve its slate of recommended nominee(s) also using the criteria discussed in the next section below.  The Corporate Governance/Nominating Committee, in evaluating existing directors as nominees and nondirectors as nominees, balances the value of continuity of service by existing members of the Board with that of obtaining a new perspective.

•	The Corporate Governance/Nominating Committee presents its slate of recommended nominees to the Board and seeks the Board’s endorsement of such nominee(s).

•
There is no third party that is currently paid to assist in identifying or evaluating potential director nominees, although the Corporate Governance/Nominating Committee has sole authority to retain or terminate the services of a third-party search firm to identify director nominees. The Corporate Governance/Nominating Committee’s process for identifying and evaluating nominees for directors will not materially differ based on whether or not the nominee is recommended by a shareholder.

Director Independence
It is the policy of the Board of Directors that a significant majority of its members be independent from management, and the Board has adopted director independence standards that meet the listing standards and applicable rules of The NASDAQ Stock Market, LLC ("NASDAQ"). These independence standards are included in our Corporate Governance Principles which can be found on the Company’s website at http://unitedsecuritybank.com. Click “About Us” and then “Governance.”
In accordance with our Corporate Governance Principles, the Board undertook its annual review of director independence. During this review, the Board considered any and all commercial and charitable relationships of directors, including transactions and relationships between each director or any member of his or her immediate family and the Company and the Bank. Following the review, the Board affirmatively determined, by applying the director independence standards contained in the Corporate Governance Principles, that each of our directors nominated for election at this Meeting (Robert G. Bitter, Stanley J. Cavalla, Tom Ellithorpe, Benjamin Mackovak, Robert M. Mochizuki, M.D., Kenneth D. Newby, Susan Quigley, John Terzian, and Michael T. Woolf, D.D.S.) is independent of the Company and its management in that none has a direct or indirect material relationship with the Company, with the exception of Dennis R. Woods, who is considered an inside director because of his employment as President and CEO of the Company.
In addition, all members of the Audit Committee, the Compensation Committee and the Corporate Governance / Nominating Committee satisfy the standards of independence applicable to members of such committees established under applicable law, the listing standards and applicable rules of NASDAQ and the director independence standards set forth in the Company’s Corporate Governance Principles.

Nomination of Directors

The Board of Directors maintains a Corporate Governance/Nominating Committee, which is responsible for assisting the Board of Directors in director selection, as well as review and consideration of developments in corporate governance practices. This committee consists solely of independent directors. This committee will also review director nominees submitted by shareholders. The Corporate Governance/Nominating Committee is responsible for annually reviewing and evaluating, in conjunction with the Board of Directors, the appropriate skills and characteristics required for Board of Directors members in the context of the current composition of the Board of Directors and our goals for nominees to the Board of Directors, including nominees who are current directors.

The Board of Directors' policies with respect to director nominees have been to consider, among other factors: (a) the business experience of the nominee; (b) his or her reputation and influence in the community and standards of moral and ethical responsibility; (c) availability and willingness to devote time to fully participate in the work of the Board of Directors and its committees; and (d) commitment to the Company as evidenced by personal investment. Directors are expected to have demonstrated notable achievement in business, education or public service; possess the education and experience to make a significant contribution to the Board of Directors; bring a range of skills, diverse perspective and background to the Board of Directors; and serve as active resources for referrals and business development.

The Board of Directors will consider properly submitted nominees to the Board of Directors proposed by shareholders, although the Board has no formal policy with regard to shareholder nominees as it considers all nominees on their merits, as discussed above. Any shareholder nominations proposed for consideration by the Board should include the nominee’s name and qualifications for Board membership and should be addressed to:

Dennis R. Woods, Chairman of the Board United Security Bancshares 2126 Inyo Street Fresno, California 93721

In addition, the Bylaws of the Company permit shareholders to nominate directors for consideration at an Annual Meeting of Shareholders. For a description of the process for nominating directors in accordance with the Bylaws, please see the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

Board Leadership Structure

Our Board of Directors is led by Dennis Woods, our Chairman of the Board, President and Chief Executive Officer. The decision as to who should serve as Chairman of the Board, and who should serve as Chief Executive Officer, and whether those offices should be combined or separate, is properly the responsibility of our Board. The members of our Board possess considerable experience and unique knowledge of the challenges and opportunities we face, and are in the best position to evaluate our needs and how best to organize the capabilities of the directors and senior officers to meet those needs. The Board believes that the most effective leadership structure entails Mr. Wood's continued service as both Chairman of the Board and Chief Executive Officer. Mr. Woods was the founding Chairman of the Bank and has been the Company’s Chairman of the Board and Chief Executive Officer since 2001. The Board of Directors believes that he is uniquely qualified through his experience and expertise to be the person who generally sets the agenda for, and leads discussions of, strategic issues for our Board. He was one of the key individuals behind our formation and his leadership was instrumental in the drafting and implementing of our strategic plan as well as our mission and vision statements. Mr. Wood’s leadership, as both the Chairman of the Board and as the Chief Executive Officer, continues to ensure that we remain dedicated to and focused on our mission.

Like many companies, our Board of Directors has an Executive Committee and other committees through which our Board of Directors accomplishes most of its corporate governance role, including new director and succession planning. Some of the committees are chartered to undertake significant activities and are made up entirely of independent directors.

In addition, our independent directors participated in twelve executive sessions during the year, in which our Chairman of the Board and Chief Executive Officer does not participate. Any independent director may request additional executive sessions at any meeting. Our executive sessions are led by our executive session facilitator, who is an independent director recommended by our Corporate Governance / Nominating Committee and appointed by our Board. Our executive session facilitator is responsible for setting the agenda for executive sessions and leading them. Our current executive session facilitator is Lead Director, Robert M. Mochizuki.

Board Role in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. The Company faces a number of risks, including economic risks, environmental and regulatory risks and others, such as the impact of competition. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Risk Management Committee engages in periodic discussions with the Risk Manager, the Company's executive officers and other Company officers as the Risk Management Committee may deem appropriate related to risk management. In addition, each Board committee has been assigned oversight responsibility for specific areas of risk and risk management to be included as an agenda topic at all regular committee meetings. The committees consider risks within their areas of responsibility; for instance the Compensation Committee considers risks that may result from changes in compensations programs.

Corporate Governance/Nominating Committee

The Corporate Governance/Nominating Committee met once during 2016. The Corporate Governance/Nominating Committee consists of Robert Bitter, Stanley Cavalla, George Ellithorpe, Benjamin Mackovak, Robert Mochizuki, Kenneth Newby, Susan Quigley, John Terzian, and Michael Woolf, all of whom are independent as defined by the applicable NASDAQ and SEC rules.   The charter of the Corporate Governance/Nominating Committee can be found on the Company’s website at http://www.unitedsecuritybank.com.  Click “About Us” and then “Governance.”

Audit Committee

During 2016, the Audit Committee met ten (10) times. During 2016, the Audit Committee consisted of Mr. Newby (Chairman), Mr. Miller, Mr. Reinhard and Mr. Terzian, all of whom are independent as defined by the applicable NASDAQ and SEC rules.  Mr. Miller and Mr. Reinhard both retired in September 2016. They have been replaced by Mr. Ellithorpe and Ms. Quigley. Mr. Newby is deemed by the Company to be an “audit committee financial expert” pursuant to the applicable rules and regulations of the SEC.  He has an understanding of generally accepted accounting principles (GAAP) and has the ability and experience to prepare, audit, evaluate and analyze financial statements which present the breadth and level of complexity of issues that are reasonably expected to be raised by the Company’s financial statements.  For more information on Mr. Newby’s qualification, please see his profile under “PROPOSAL 1: ELECTION OF DIRECTORS,” herein.

The Audit Committee oversees the Company’s corporate accounting and reporting practices and the quality and integrity of the Company’s financial statements and reports; selects, hires, oversees and terminates the Company’s independent auditors; monitors the Company’s independent auditors’ qualifications, independence and performance; monitors the Company and its affiliates’ compliance with legal and regulatory requirements; and oversees all internal auditing functions and controls.

The Board of Directors has adopted a written charter for the Audit Committee which is available on the Company’s website at www.unitedsecuritybank.com. Click “About Us” and then “Governance.”

Audit Committee Report

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act (the "Acts") except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

The Audit Committee has reviewed the Company’s audited financial statements and discussed such statements with management.  The Audit Committee has discussed with Moss Adams LLP, the Company’s independent auditors during the year 2016, the matters required by Statement of Auditing Standards No. 61 (Communication with Audit and Finance Committees, as amended).

The Audit Committee received written disclosures and a letter from Moss Adams LLP, required by Independence Standards Board Standard No. 1 and has discussed with them their independence from management.  The Audit Committee has also considered whether the independent auditors’ provision of other non-audit services is compatible with the auditors’ independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.

The Audit Committee has also confirmed that there have been no new circumstances or developments since their respective appointments to the Audit Committee that would impair any member’s ability to act independently. Respectfully submitted by the members of the Audit Committee:

Dated: April 11, 2017            Audit Committee of the Board of Directors of United Security Bancshares
Kenneth Newby, Chairman
Tom Ellithorpe
Susan Quigley
John Terzian

Compensation Committee

The Board of Directors has a Compensation Committee that met four (4) times in 2016.  The Compensation Committee consists of three (3) directors, all of whom are independent as defined by the applicable NASDAQ and SEC rules.  The members of the Compensation Committee are Dr. Mochizuki, Mr. Mackovak, and Mr. Woolf.  The Compensation Committee evaluates, reviews and nominates nominees to the Board of Directors, reviews human resource policies, establishes the compensation for the Chief Executive Officer and other executive officers, reviews salary recommendations, grants stock options and approves other personnel matters, which are in excess of management’s authority. The Compensation Committee engaged the services of Pearl Meyer & Partners as its outside independent compensation consultant during 2016. Pearl Meyer & Partners advises the Compensation Committee on a range of executive and director compensation matters including plan design, competitive market assessments, trends, and best practices. Compensation levels were increased by 2.5% during 2016.  The charter of the Compensation Committee can be found on the Company’s website at http://www.unitedsecuritybank.com.  Click “About Us” and then “Governance.”

PROPOSAL 1:
ELECTION OF DIRECTORS
Nominees

The Company’s Bylaws provide that the number of directors of the Company shall not be less than eight (8) nor more than fifteen (15) until changed by an amendment of the Articles of Incorporation or the Bylaws adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, with the exact number of directors to be fixed from time to time, within the range: (i) by a resolution duly adopted by the Board of Directors; or (ii) by the approval of the shareholders.  The authorized number of directors was last fixed at ten (10).

The persons named below, all of whom are currently members of the Board of Directors, have been nominated for election as directors to serve until the 2018 Annual Meeting of Shareholders and until their successors are elected and have qualified. Each nominee has consented to being named in the Proxy Statement and has agreed to serve as a member of the Board of Directors, if elected.  Votes will be cast in such a manner as to effect the election of all ten (10) nominees, as appropriate (or as many thereof as possible under the rules of cumulative voting).  The ten (10) nominees for directors receiving the most votes will be elected directors.  In the event that any of the nominees should be unable to serve as a director, it is intended that the proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors.  The Board of Directors has no reason to believe that any of the nominees named below will be unable to serve if elected.

The Board of Directors has determined that all of the current directors on the Board of Directors, except for one (1), are “independent,” as that term is defined in the listing standards and applicable rules of NASDAQ. These nine (9) independent directors comprise a majority of the Board of Directors.

The following table sets forth, as of March 1, 2017, the names of, and certain information concerning, the persons nominated by the Board of Directors for election as directors of the Company.

Name and Title Other than Director	Age	Year First Appointed	Principal Occupation During the Past Five Years
Robert G. Bitter, Pharm. D. Secretary	78	2001	Retired. Clinical Pharmacist at Madera Community Hospital. Owner of Berenda Creek Ranch and Partner in Selma Shopping Center.
Stanley J. Cavalla	66	2001	President of Suburban Steel, Inc. and Vice President of Tri State Stairway Corp.
Tom Ellithorpe	74	2001	Owner of Insurance Buying Service.
Benjamin Mackovak	36	2017	Co-Founder and Managing Member of Strategic Value Bank Partners.
Robert M. Mochizuki, M.D., Lead Director	68	2004	Orthopedic surgeon, CEO of Arthroscopic Surgery Associates Corp. President, Cumulus Community Corp.
Kenneth D. Newby, CPA	71	2014	Owner, Kenneth D. Newby, CPA.
Susan Quigley	71	2017	Retired. Former Audit Managing Director at Deloitte, an international public accounting firm.
John Terzian	84	2001	Retired. Private investor. Former owner and President of Tollhouse Enterprises, Inc., dba Peacock Market.
Dennis R. Woods Chairman, President and Chief Executive Officer	69	2001	Chairman of the Board, President and Chief Executive Officer of United Security Bancshares and United Security Bank.
Michael T. Woolf, D.D.S.	61	2005	Dentist.

Dennis R. Woods
Chairman of the Board
Director since 2001

Mr. Woods is the founding chairman of the Bank, and assumed the additional duties of President and CEO in 1993. Prior to the inception of the Bank, Mr. Woods was the President and CEO and a 50% shareowner of a wholesale and retail food distribution company, Hestbeck’s Incorporated, for over 20 years. Mr. Woods has also been active in real estate investment, including ownership of commercial warehouses, apartments and residential real estate for more than 30 years.  Additionally, Mr. Woods has been involved with the development and cultivation of pistachio and almond farms from 1980 to present.  Mr. Woods has continuously served on the boards of directors of a number of for profit and non-profit organizations such as Hestbeck’s Incorporated; Pacific Coast Bankers Bank; California State University Fresno Bulldog Foundation; State Center Community College; United Way of Fresno County; Northern California Loan Fund Advisory and Denwoods Farm Company. Mr. Wood's extensive background in various businesses qualifies him for service as a director.

Robert G. Bitter, Pharm. D.
Corporate Secretary
Director since 2001

Dr. Bitter has lived in Madera, California for over 35 years.  He is retired from his position as a clinical pharmacist at Madera Community Hospital. He is the owner of Berenda Creek Ranch and a partner in Selma Shopping Center.  He is an active and award winning member of the Madera Sunrise Rotary Club and is a past District Governor of District 5220.  He has worked extensively with youth in the community, particularly with the High School Interact Club.  Through the Madera Sunrise Rotary Club, Dr. Bitter is involved in many diverse international service activities.  Dr. Bitter’s relevant experiences serving amongst diverse cultures and operating in various business environments within the Company’s market area, including real property management, qualifies him for service as a director.

Stanley J. Cavalla
Director since 2001

Mr. Cavalla has lived in Fresno County for over 60 years.  He is President of Suburban Steel, Inc. and Vice President of Tri State Stairway Corp.  He is active in Fresno County as a businessman and farmer.  Mr. Cavalla’s relevant experience as an executive in managing and operating manufacturing and farming businesses within the Company’s market area, qualifies him for service as a director.

Tom Ellithorpe
Director since 2001

Mr. Ellithorpe has lived in Fresno, California for nearly 55 years.  He is the owner of Insurance Buying Service.  He is active in the Fresno community as an insurance broker, and has been involved in the California insurance industry since 1972. He has also been involved in a number of business ventures in the Company’s market area including agricultural ventures. Mr. Ellithorpe’s relevant experience as an executive in the insurance industry and his understanding of risk management qualifies him for service as a director.

Benjamin Mackovak
Director since 2017

Mr. Mackovak has over 12 years of experience as an institutional investor in the public equity market. He is the Co-Founder and Managing Member of Strategic Value Bank Partners, an investment partnership specializing in community banks. Mr. Mackovak currently serves as a director for a community bank located in Georgia and as a board observer for a community bank located in South Carolina. He earned his MBA from the University of Virginia’s Darden Graduate School of Business and a BA from Kent State University, where he graduated magna cum laude. Mr. Mackovak’s relevant experience as an institutional investor, bank director, and board observer, combined with his knowledge of corporate governance of publicly traded companies, asset management, and capital markets qualifies him for service as a director.

Robert M. Mochizuki, M.D.
Lead Director
Director since 2004

Dr. Mochizuki has lived in Fresno, California for nearly 13 years.  He is an orthopedic surgeon and Chief Executive Officer of Arthroscopic Surgery Associates Corp, a practice which he began solo in 1980 and which, through partnership formation and mergers, has grown into a large group of surgeons and employees and includes ownership of an ancillary surgery center. He is active in the Fresno community as a practicing orthopedic surgeon affiliated with Saint Agnes Medical Center, Fresno Surgical Hospital and Summit Surgery Center.  From 1982 to present, Dr. Mochizuki has also been involved in the development of local real estate including multiple commercial and residential projects. Dr. Mochizuki’s relevant experience in investments and managing and operating different businesses qualifies him for service as a director.

Kenneth D. Newby
Director since 2014

Mr. Newby is a well-respected Certified Public Accountant with long-standing ties to the community. He has been self-employed as a financial consultant in Fresno, California since June 2008. Previously, he worked as a manager and a partner with the public accounting firm of Deloitte & Touche, LLP. Mr. Newby is a graduate of the California State University, Fresno, where he received his Bachelor of Science in Business Administration and Accounting in 1972. Mr. Newby's relevant experience as a certified public accountant and knowledge of auditing, accounting and finance qualifies him for service as a director.

Susan Quigley
Director since 2017

Ms. Quigley is a long-term resident of the Fresno community. She retired as an Audit Managing Director from Deloitte in 2010. While at Deloitte she audited companies in many industries, including agribusiness, banking and hospitals. She has made many presentations to boards of various companies. Ms. Quigley is currently a member of the Board of Directors of the National Raisin Company, a private raisin processor. She is also incoming chairperson of the Boys and Girls Club of Fresno County, CFO and Treasurer of San Joaquin Valley Town Hall and a Master Gardener. Ms. Quigley’s relevant experience in auditing and finance and as a member of various boards qualifies her for service as a director.

John Terzian
Director since 2001

Mr. Terzian has lived in Fresno, California for over 60 years.  He was former owner and president of Tollhouse Enterprises, Inc., dba Peacock Market.  He also served on various local and California grocery associations during his career in the grocery industry.  He is active in the Fresno community as a volunteer for the American Cancer Society. Mr. Terzian’s relevant experience as a former businessman in the grocery industry and his involvement with rental real estate properties qualify him for service as a director.

Michael Woolf, D.D.S.
Director since 2005

Dr. Woolf has lived in Fresno, California, for nearly 45 years.  He is a practicing dentist, but he has also been active in the Fresno community as a farmer.  He is currently a 1/6th owner of Woolf Enterprises, a diversified foods grower and processing operation. Dr. Woolf has also served on various professional and community organization boards including Fresno Madera Dental Society, Western Pistachio Association, Fresno Metropolitan Museum Trustees and Carden Private School. Dr. Woolf’s relevant experience as a dentist, farmer, member of various boards, and his understanding of the community qualifies him for service as a director.

All of the nominees named above have served as members of the Company's Board of Directors since its inception, other than Kenneth D. Newby, Benjamin Mackovak, Robert Mochizuki, M.D., Susan Quigley, and Michael T. Woolf, D.D.S. All nominees will continue to serve if elected at the Meeting until the 2018 Annual Meeting of Shareholders and until their successors are elected and have been qualified.

None of the directors were selected pursuant to any arrangement or understanding other than with the directors and executive officers of the Company acting within their capacities as such.  There are no family relationships between any of the Company's directors.  No director serves as a director of any company that has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, or of any company registered as an investment company under the Investment Company Act of 1940.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “FOR” ALL TEN (10) NOMINEES TO SERVE UNTIL THE 2018 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS SHALL BE ELECTED AND QUALIFIED.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY

Executive Officers and Significant Employees

The following table sets forth the names and certain information as of March 1, 2017 concerning the Company's executive officers and significant employees:

Name	Age	Position and Principal Occupation For the Past Five Years
Dennis R. Woods	69	President and Chief Executive Officer of United Security Bancshares and United Security Bank since 1993.
Kenneth L. Donahue	68
Executive Vice President and Chief Administrative Officer of United Security Bancshares and United Security Bank since 2010. Senior Vice President and CFO from 1998 to 2010. Served as acting CFO August 2014-March 2015.

David L. Eytcheson	76	Senior Vice President and Chief Operating Officer of United Security Bancshares and United Security Bank since 1997.
Bhavneet Gill	31
Senior Vice President and Chief Financial Officer at United Security Bank since March of 2015. Served as Vice President and Controller of United Security Bank from May 2013 to March 2015. Previously served in various finance roles at Central Valley Community Bank from January 2011 to May 2013.

Jon M. Heidt	57	Senior Vice President and Chief Risk Officer at United Security Bank since January of 2017. Served as Senior Vice President and Chief Risk Officer at Redding Bank of Commerce from 2014-2016.
William Yarbenet	59
Senior Vice President and Chief Credit Officer of United Security Bank since July 2013. Previously served as Executive Vice President and Chief Credit Officer of Heritage Oaks Bank in Paso Robles from January 2012 to May 2013 and Executive Vice President and Chief Credit Officer of Premier West Bank in Medford, Oregon, from January 2010 to December 2011.

Summary Compensation Table

The following table sets forth, for the fiscal years ended December 31, 2016 and 2015, compensation information for services in all capacities to the Company’s executive officers who served as: (i) the Company’s principal executive officer during 2016; (ii) the Company’s two most highly compensated executive officers, other than the Company’s principal executive officer, who received more than $100,000 in total compensation during 2016; and (iii) up to two additional individuals for whom disclosure would have been included as an executive officer in clause (ii) except that such individual was not serving as an executive officer of the Company at the end of 2016 (collectively, the “Named Executive Officers”).

Summary Compensation
Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($) (2)	All Other Compensation ($)(3)	Total Compensation ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Dennis R. Woods, President & CEO	2016	534,851	138,207	—	—	—	948	71,087	745,093
	2015	518,308	79,903	—	—	—	(51,774)	68,281	614,718
Kenneth L Donahue, Exec. Vice President & CAO	2016	278,835	61,319	—	—	—	474	23,038	363,666
	2015	271,191	41,616	—	—	—	(25,887)	23,420	310,340
William Yarbenet, Senior VP & CCO	2016	225,575	49,572	—	—	—	46,449	38,554	360,150
	2015	214,551	33,643	—	—	—	24,873	31,024	304,091

(1) Includes compensation for accrued personal days not used (maximum 5 days) plus imputed income for life insurance provided by the Company in excess of $50,000 of coverage.
(2) The amounts in column (h) reflect the actuarial increase in the present value of the Named Executive Officer’s benefits under their respective supplemental executive retirement plan salary continuation agreement.  The amounts are established by the Company determined using interest rate assumptions consistent with those used in the Company’s financial statements.

(3) Amount included in column (i) as "All Other Compensation" are comprised of the following:

All Other Compensation

Name and Principal Position	Year	Auto ($)	Club Membership ($)	401(k) ($)	Health Insurance ($)	Director Fees ($)	SERP - Medicare Tax ($)	Total ($)
Dennis R. Woods, President & CEO	2016	13,249	14,400	10,600	12,438	20,400	—	71,087
	2015	13,156	14,400	10,600	12,820	17,305	—	68,281
Kenneth L Donahue, Exec. Vice President & CAO	2016	—	—	10,600	12,438	—	—	23,038
	2015	—	—	10,600	12,820	—	—	23,420
William Yarbenet, Senior VP & CCO	2016	13,821	—	10,600	14,133	—	—	38,554
	2015	7,786	—	10,600	12,638	—	—	31,024

Narrative Disclosure to Summary Compensation Table

Employment Agreements

On April 28, 2015, the Bank entered into an employment agreement with Mr. Dennis R. Woods for his service as President and Chief Executive Officer of the Bank with an annual base salary of $499,392. The term of the employment agreement will terminate on December 31, 2017, subject to early termination, but will renew for successive one-year terms unless prior notice of non-renewal is given by either party. The Board of Directors of the Bank may from time to time review Mr. Woods’ base salary and, in its sole discretion, may increase the base salary. Mr. Woods may also receive discretionary bonuses, if any, as determined by the Board of Directors of the Bank and is eligible to earn incentive bonuses pursuant to any programs developed and implemented by the Bank. The employment agreement provides that, in the event of termination without cause, Mr. Woods would continue to receive his base salary for twenty-four (24) months after such event; provided, however, if Mr. Woods is terminated within one year following a change in control (as defined), he would be entitled to receive a lump sum payment equal to thirty-six (36)
months’ then current base salary.

On April 28, 2015, the Bank entered into an employment agreement with Mr. William M. Yarbenet for his service as Senior Vice President and Chief Credit Officer of the Bank with an annual base salary of $210,272. The term of the employment agreement will terminate on December 31, 2017, subject to early termination, but will renew for successive one-year terms unless prior notice of non-renewal is given by either party. The Board of Directors of the Bank may from time to time review Mr. Yarbenet’s base salary and, in its sole discretion, may increase the base salary. Mr. Yarbenet may also receive discretionary bonuses, if any, as determined by the Board of Directors of the Bank and is eligible to earn incentive bonuses pursuant to any programs developed and implemented by the Bank. The employment agreement provides that, in the event of termination without cause, Mr. Yarbenet would continue to receive his base salary for twelve (12) months after such event; provided, however, if Mr. Yarbenet is terminated within one year following a change in control (as defined), he would be entitled to receive a lump sum payment equal to thirty-six (36) months’ then current base salary.

Salaries

The Compensation Committee determines the appropriate components of compensation to the Named Executive Officers and the amounts of each component of compensation based upon a review and analysis of peer group data.  The Compensation Committee engaged outside consultants in 2016 to review the compensation of the Company's executive officers.  See “Corporate Governance Principles and Code of Ethics - Compensation Committee” contained herein. The Compensation Committee determines the base salary paid to the Named Executive Officers and reviews salary information annually to assure that the salaries are consistent with the Company’s peer group in order to maintain the Company’s competitiveness in attracting and retaining qualified individuals in these key executive positions. A 2.5% salary increase was given to all Named Executive Officers during 2016, in accordance with the change in the California Core Consumer Price Index (CPI) for 2015.

Incentive Compensation

Incentive compensation was paid in 2016 to all executive officers. The Company's incentive compensation for Executive Officers is based on performance objectives. Please refer to the column entitled "Bonus" in the "Summary Compensation Table" above for amounts paid.

Equity Incentives

On April 6, 2005, the Company's Board of Directors adopted and, in May 2005, the Company’s shareholders approved, the United Security Bancshares 2005 Stock Option Plan (the “2005 Plan”). At the same time, all previous plans, including the 1995 Plan, were terminated. In adopting the 2005 Plan, the objective of the Board of Directors and the Compensation Committee was to align the interests of executive officers with the long-term interests of shareholders by providing executive officers (and employees) with an ownership interest in the Company in the form of stock options. Historically, stock options were granted at the time of employment as part of an initial compensation package and additional stock options were granted years later. The Compensation Committee, in making a determination to grant additional stock options, considers the total stock options already held by an executive officer, the date of last grant and the amount of stock options last granted, the number of shares of Company stock acquired through exercise of stock options by the executive officer and the percentage of Company stock ownership level held by the executive officer. Under the Company’s compensation policy, the Compensation Committee will not make an annual stock option grant to an executive officer who had a new hire stock option grant within three (3) years of the hire date, and the Compensation Committee will not make an annual stock option grant to an executive officer who owns less than three (3) times his or her annual base salary in Company stock (as measured by market value) as of the date of the expected grant.

The 2005 Plan expired on April 6, 2015, and, accordingly, no additional options may be granted pursuant to that plan; however, all then outstanding options remain valid in accordance with their terms.

The 2005 Plan provided for the granting of up to 647,628 shares of authorized and unissued shares of Common Stock at stock option prices per share which must not be less than 100% of the fair market value per share at the time each stock option is granted. Stock options granted under the 2005 Plan are either nonqualified stock options or “incentive” stock options pursuant to Section 422 of the Internal Revenue Code, as amended, and have an exercise price at the prevailing market price on the date of grant. All stock options granted are exercisable 20% each year commencing one year after the date of grant and expire ten years after the date of grant.

Under the 2005 Plan, 36,772 granted shares are outstanding (36,772 incentive stock options and 0 nonqualified stock options) as of December 31, 2016, of which 21,964 are vested. The 21,964 vested shares are exercisable at a weighted average price of $3.74, a weighted average remaining contract term of 6.33 years and intrinsic value of $74,000. The following table sets forth the stock options outstanding, exercisable, exercised and forfeited under the 2005 Plan during 2016.

	2005 Plan	Weighted Average Exercise Price
Options outstanding December 31, 2015	120,635	$9.02
Granted during the year	—	—
Exercised during the year	2,513	2.57
Forfeited during the year	81,350	12.25
Options outstanding December 31, 2016	36,772	$3.87

On February 7, 2015, the Company's Board of Directors adopted and, in May 2015, the Company’s shareholders approved, the United Security Bancshares 2015 Equity Incentive Award Plan (the “2015 Plan”). In adopting the 2015 Plan, the objective of the Board of Directors and the Compensation Committee was to align the interests of executive officers with the long-term interests of shareholders by providing executive officers (and employees) with an ownership interest in the Company in the form of stock options, restricted stock awards, and restricted stock units. Historically, stock options were granted at the time of employment as part of an initial compensation package and additional stock options were granted years later. The Compensation Committee, in making a determination to grant additional stock options, considers the total stock options already held by an executive officer and for directors and other employees who are covered under this plan, the date of the last grant and the amount of stock options last granted, the number of shares of Company stock acquired through exercise of stock options by the executive officer and the percentage of Company stock ownership level held by the executive officer. Under the Company’s compensation policy, the Compensation Committee will not make an annual stock option grant to an executive officer who had a new hire stock option grant within three (3) years of the hire date, and the Compensation Committee will not make an annual stock option grant to an executive officer who owns less than three (3) times his or her annual base salary in Company stock (as measured by market value) as of the date of the expected grant.

The 2015 Plan allows for up to 750,495 shares of authorized and unissued shares of Common Stock to be issued or paid out in connection with awards of restricted stock, awards of restricted stock units, or grants of stock options. The plan also allows for performance awards that may be in the form of cash or shares of the Company, including restricted stock. The 2015 Plan requires that the exercise price may not be less than the fair market value of the stock at the date the option is granted. The stock options, restricted stock, and restricted stock units under the plan expire on dates determined by the Board of Directors, but not later than ten years from the date of grant. The vesting period for the stock options, restricted stock, and restricted stock units is determined by the Compensation Committee and is generally over five years.

Under the 2015 Plan, 11,896 restricted shares were granted as of December 31, 2016. The following table presents a summary of the status of the Company's restricted stock and changes to the 2015 Plan during 2016.

	2015 Plan	Weighted Average Grant-Date Fair Value
Non-vested awards December 31, 2015	14,870	$5.18
Granted during the year	—	—
Vested during the year	2,974	5.18
Canceled during the year	—	—
Non-vested awards December 31, 2016	11,896	$5.18

Supplemental Executive Retirement Plan

The Company has established and sponsors a supplemental executive retirement plan in order to appropriately incent key employees, including the Named Executive Officers, to remain with the Company and become long-term loyal leaders. For more information on the Company’s supplemental executive retirement plan and the benefits payable to the Named Executive Officers thereunder, please see “Narrative Disclosure Regarding Retirement Benefits and Change in Control Benefits - Supplemental Executive Retirement Plan” below.

Other Benefits and Perquisites

Group insurance premiums, including, medical, disability, dental and vision, are paid for by the Company for executive officers and their families. These benefits are common in most of the industry for similar positions. The Company pays these insurance benefits for all other employees and employees may elect to pay for the cost of insurance for their families.   The Company has also established a contributory 401(k) defined contribution plan that allows eligible employees to contribute a portion of their income to a trust on a tax-favored basis. The Company matches participant contributions up to 4% of their eligible annual compensation. For more information on the Company’s 401(k) plan, please see “Narrative Disclosure Regarding Retirement Benefits and Change in Control Benefits - 401(k) Plan,” below.

The Chief Executive Officer is provided with a Company-owned vehicle and given reimbursement for membership dues in a country club that he owns. The Chief Operating Officer and Chief Credit Officer are provided with Company-owned vehicles due to their job duties requiring extensive business travel.  See "All Other Compensation" in the Summary Compensation Table above. The Company provides these perquisites to certain of its Named Executive Officers because these perquisites are offered by many of its peers, and, therefore, the Compensation Committee believes that providing these perquisites to the Named Executive Officers is necessary for their retention and for the recruitment of new executive officers.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information concerning stock options for each of the Named Executive Officers as of December 31, 2016. The Company did not grant any stock awards to any Named Executive Officer during the year ended December 31, 2016.  None of the Named Executive Officers exercised any options during the year ended December 31, 2016. As of the date of this Proxy Statement, the Company has not issued any stock awards.

Outstanding Equity Awards at Fiscal Year-end
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of securities Underlying Unexercised Unearned Options (#)	Option exercise price ($)	Option Expiration Date
(a)	(b)	( c)		(d)	(e)	(f)
Dennis Woods	—	—		—	N/A	N/A
Kenneth Donahue	—	—		—	N/A	N/A
William Yarbenet	17,241	11,494	(1)	—	$3.72	7/23/2023
(1) Stock options vest at a rate of 20% of the original grant amount per year, with vesting dates of July 23, 2017, and July 23, 2018.

Narrative Disclosure Regarding Retirement Benefits and Change in Control Benefits

401(k) Plan

The Company has established a contributory 401(k) defined contribution plan (the “401(k) Plan”) covering all eligible employees. The 401(k) Plan allows eligible employees to contribute a portion of their income to a trust on a tax-favored basis. All employees of the Company and/or the Bank are eligible to participate in the 401(k) Plan upon the first day of the month after completing three (3) months of service. Participants are automatically vested 100% in all participant contributions which may be invested in any of several authorized investments. The Company also matches participant contributions up to 4% of their eligible annual compensation. During 2016, the Company reserved $269,000 to match all employee contributions to the 401(k) Plan, of which $50,000 was reserved to match contributions of the Company’s Named Executive Officers and is included as “All Other Compensation” in the Summary Compensation Table above.

Supplemental Executive Retirement Plan

The Board of Directors has determined that it is in the best interest of the Company and its shareholders to provide appropriate incentives to key employees, including certain Named Executive Officers, to remain with the Company and become long-term loyal leaders. As part of these incentives, the Company has established and sponsors a supplemental executive retirement plan (“SERP”) pursuant to which the Company has agreed to provide supplemental retirement income to key employees, including certain Named Executive and their families, if certain pre-agreed eligibility and vesting conditions are met. The primary condition to the vesting of benefits under the Company’s SERP is the long-term service to the Company. Therefore, vesting is set pro-rata for each year over the term of the SERP.  Prior service credit for any newly hired executive is not permitted, except in the discretion of the Compensation Committee, which oversees the management of the SERP.  The expected annual payment under the SERP is limited to not more than 50% of the annual base salary of the executive officer at the time of entering into the SERP and the duration of such benefit payments are limited to not more than fifteen (15) years after retirement.  The Compensation Committee may increase the annual payment amount of the SERP to 50% of the annual base salary averaged over the last five years of the executive officer’s employment with the Company. The Compensation Committee may also approve a split dollar agreement related to the SERP of an executive officer, and determine the terms of such split dollar agreement including the treatment of imputed income of such split dollar agreement to the executive officer and any gross up of taxes associated with the imputed income.  Prior to providing any SERP to an executive officer, the Compensation Committee will prepare and analyze the accounting and tax effects of any SERP to the Company.

Dennis R. Woods, the Company’s President and CEO, commenced participation in the Company’s SERP in June 1996 and by June 2007, all benefits under his SERP have fully vested and can be drawn on by Mr. Woods upon his retirement. Under the terms of his SERP, Mr. Woods will be entitled to compensation for 15 years at $100,000 per year.

Kenneth L. Donahue, the Company’s Chief Administrative Officer, and David L. Eytcheson, the Company’s Chief Operating Officer, commenced participation in the Company’s SERP in January 1997 and by January 2008, all benefits under their respective SERPs have fully vested and can be drawn on upon their retirement. Under the terms of their respective SERPs, Mr. Donahue and Mr. Eytcheson will be entitled to compensation for 15 years at $50,000 per year. William Yarbenet, the Company's Chief Credit Officer, and Bhavneet Gill, the Company's Chief Financial Officer, commenced participation in the Company's SERP in August 2015. Mr. Yarbenet will be fully vested in August 2025 and will be entitled to compensation of $60,500 per year for life. Ms. Gill will be fully vested in August 2047 and will be entitled to compensation of $103,500 per year for life.

The SERP also provides that benefits be paid to the executive officers’ beneficiaries in the event of their deaths. The Company’s obligation to pay begins in the month following death. The Company purchases single-premium life insurance policies for each SERP issued to protect the Company for this eventuality. The life insurance policies accrue tax-free income to the Company. The policies can remain in effect until the executive is deceased, even after all benefits under the SERP have been paid or can be liquidated at the option of the Company at the cash surrender value. The death benefit is designed to return to the Company, the cost of the SERP expense and cash value of the insurance carried on its books as an asset.

The following table provides certain information regarding the retirement benefits to the Named Executive Officers.

Pension Benefits
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
Dennis R. Woods, CEO	SERP	20	1,164,008	—
Kenneth L. Donahue, CAO	SERP	19	582,003	—
William Yarbenet, CCO	SERP	2	71,322	—
(1) Present value of benefit earned in accordance with FAS 106. (See Note 11 to the Company’s financial statements included in the 2016 Annual Report).

Executive Change in Control Agreement

Mr. Donahue has an agreement with the Company that provides severance compensation in the event of a change in control of the Company or Bank. The severance benefits provided were determined by the Compensation Committee based on its judgment of prevailing market practices at the time the change in control agreement was entered into.

Director Compensation

Director compensation is evaluated and recommended by the Compensation Committee and approved by the Board of Directors. Non-employee directors receive cash compensation for committee attendance, premiums for serving as chairs of certain committees, and equity grants in the form of stock options.

During 2016, directors of the Company and the Bank, including Mr. Woods, received $1,300 per monthly Board meeting. In addition, the Lead Director received an additional $200 per meeting and the Chairman received an additional $400 per meeting. Also, directors, other than Mr. Woods, were paid $200 for their attendance at committee meetings, other than Loan Committee meetings, and were paid $300 for their attendance at Loan Committee meetings. The Chairman of the Audit Committee also received $400 per audit meeting, and the Chairman of the Risk Management Committee and Compensation Committee received $300 per meeting.  Director compensation structure was updated in 2015.

Historically, the non-employee Company directors have received equity compensation in the form of nonqualified stock options.  The Committee selected this form of equity compensation because it aligned the interests of the Board of Directors to those of the shareholders and also because of accounting and tax treatments of such awards.

The following table shows compensation paid or accrued for the last fiscal year to the Company’s non-employee directors. Mr. Woods does not receive committee fees and his director meeting fees are disclosed in the "All Other Compensation" column in the Summary Compensation Table for the Named Executive Officers. No stock options were granted to non-employee directors during 2016 and no stock awards to non-employee directors were outstanding at December 31, 2016.

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE 2016

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (2) ($)	Total ($)
Robert G. Bitter, Pharm. D., Secretary	17,800	—	—	—	—	10,000	27,800
Stanley Cavalla	18,800	—	—	—	—	10,000	28,800
Tom Ellithorpe	33,000	—	—	—	—	10,000	43,000
Ronnie D. Miller (1)	28,100	—	—	—	—	7,500	35,600
Robert Mochizuki, M.D., Lead Director	21,600	—	—	—	—	10,000	31,600
Kenneth D. Newby, CPA	21,400	—	—	—	—	10,000	31,400
Walter Reinhard (1)	22,700	—	—	—	—	7,500	30,200
John Terzian	22,600	—	—	—	—	10,000	32,600
Mike Woolf	19,500	—	—	—	—	10,000	29,500
(1) Mr. Miller and Mr. Reinhard retired from the Board on September 29, 2016.
(2) One-time discretionary bonus to compensate Directors for additional training toward a Director Certification, the Company’s continued improved performance, and elimination of the Memorandum of Understanding with the California Department of Business Oversight.

Director Emeritus Plans

In 1995, the Bank established the Directors Emeritus Plan I, which was amended in May 2000.  Those directors who (i) retired as directors of the Bank prior to 2015 or (ii) retired as directors of Golden Oak Bank and Legacy Bank and who signed a shareholder’s agreement were eligible to participate in the Directors Emeritus Plan I.  Directors Emeriti under Directors Emeritus Plan I receive a monthly fee of $400, and receive preferential deposit and customer service with free checking as long as they serve as a Director Emeritus. Director Emeritus benefits terminate upon (i) the ultimate sale of United Security Bank, (ii) the sale of a majority of the Director Emeritus’ shares of the Company’s common stock originally held, or (iii) the finding by the Bank’s board of directors that the Director Emeritus is engaging in activities or making statements which are detrimental to the Bank or the Bank’s public image.  At December 31, 2016, there were twelve (12) participants in the Directors Emeritus Plan.  A total of $57,600 was paid under the Directors Emeritus Plan I in 2016.

In 2015, the Bank established the Directors Emeritus Plan II. The new plan resets monthly fees every five years for directors retiring during that five-year period. Directors retiring during 2015-2019 will receive $600 per month for life and will receive preferential deposit and customer service with free checking as long as they serve as a Director Emeritus. To qualify, the retiring director must have served as a director for at least 5 years prior to retirement; and to continue receiving benefits the Director Emeritus must continue to own at least 25,000 shares of the Company’s common stock and not engage in activities or speech detrimental to the Company or the Bank. At December 31, 2016, there were two (2) participants in the Directors Emeritus Plan II. A total of $2,400 was paid under the Directors Emeritus Plan II in 2016.

Certain Relationships and Related Transactions

During 2016, there were no existing or proposed, material transactions between the Company and its executive officers, directors, or principal shareholders (beneficial owners of 5% or more of the Company’s Common Stock), or the immediate family or associates of any of the foregoing persons, except as indicated below.

Some of the Company’s directors and executive officers, as well as the companies with which such directors and executive officers are associated, are customers of, and have had banking transactions with the Bank in the ordinary course of its business, and the Bank expects to have such ordinary banking transactions with such persons in the future. During the normal course of business, the Bank enters into loans with related parties, including executive officers and directors. These loans are made with substantially the same terms, including rates, collateral and repayment terms, as those prevailing at the same time with unrelated parties, and do not involve more than the normal risk of collectability or represent other unfavorable features. See Note Loans to Related Parties in the Audited Consolidated Financial Statements in the Company’s Annual Report for detail on outstanding loans and commitments to related parties. We may also engage in banking (non-lending) transactions with corporations of which our directors or officers may own a controlling interest, or also serve as directors or officers. These transactions were made in the ordinary course of business, on substantially the same terms, including interest and collateral, as those prevailing for comparable transactions with persons not related to the Company, did not involve more than the normal risk of collectability or present other unfavorable features, and comply with the provisions of applicable federal and state law.

PROPOSAL 2:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Moss Adams, LLP, independent auditors, has been selected to serve as the Company’s independent registered public accounting firm for 2017. Shareholders are hereby asked to ratify the selection of Moss Adams LLP. It is anticipated that a representative of Moss Adams LLP will be present at the Meeting and will be available to respond to appropriate questions from shareholders.

Although ratification is not required by our Bylaws or the SEC, the Board is submitting the selection of Moss Adams LLP to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection of Moss Adams LLP, however, we reserve the right to retain Moss Adams LLP as our independent registered public accounting firm for 2017. Even if the selection is ratified, the Board of Directors, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

During the two most recent fiscal years there were no disagreements between the Company and its principal accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the principal accountant’s satisfaction, would have caused the principal accountant to make reference to the subject matter of the disagreement in connection with its reports.

The audit reports on the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2016 were issued by Moss Adams LLP and did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

Under applicable SEC rules, the Company’s Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accountants in order to ensure that they do not impair the auditors’ independence. The SEC’s rules specify the types of non-audit services that the independent registered public accountants may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accountants.

Consistent with SEC’s rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent registered public accountants to the Company or any of its subsidiaries. The Audit Committee approved 100% of all professional services rendered by Moss Adams LLP during the 2016 and 2015 fiscal years, including pre-approval of all audit and tax services, and considered whether the provision of such services is compatible with Moss Adams LLP maintaining its independence. The Audit Committee determined that the provision of non-audit services to the Company by Moss Adams LLP was compatible with maintaining the independence of Moss Adams LLP.

Aggregate fees billed by Moss Adams LLP to the Company during 2016 and 2015, respectively, are as follows:

	2016	2015
Audit Fees	$252,461	$218,224
Audit Related Fees	—	—
Tax Fees (1)	139,119	34,836
All Other Fees	—	—
Total Fees	$391,580	$253,060
(1) Tax fees for 2016 include $56,000 in fees associated with a California Franchise Tax Board audit.

Ratification of the selection of Moss Adams LLP to serve as the Company’s independent registered public accounting firm for 2017 requires the affirmative vote of a majority of the outstanding shares of the Company’s Common Stock represented in person or by proxy and voting at the Meeting. Unless otherwise directed or specified, shares represented by proxy will be voted "FOR" Proposal 2.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE SELECTION OF MOSS ADAMS LLP TO SERVE AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF UNITED SECURITY BANCSHARES FOR 2017.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and certain executive officers and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes in ownership with the SEC.  The Reporting Persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from the Reporting Persons that no Forms 4 or 5 were required for those persons, the Company believes that, during 2016 the Reporting Persons complied with all filing requirements applicable to them, except for Dr. Mochizuki, who filed one Form 4 late, and Mr. Ellithorpe, who filed one Form 4 late.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2018 Annual Meeting of Shareholders, must be received by the Company at its principal executive offices by December 12, 2017, for inclusion in the Proxy Statement and form of proxy relating to that meeting and must comply with the applicable requirements of federal securities laws, including Rule 14a-8 under the Exchange Act. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

Proxies solicited by the Board of Directors for the 2018 Annual Meeting will confer discretionary authority to vote on any matter to come before the Annual Meeting with respect to which the Company does not receive notice of the matter by February 27, 2018.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. As permitted by the Exchange Act, only one copy of this Proxy Statement and one copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are being delivered to shareholders residing at the same address, unless the Company has received contrary instructions from one or more of the shareholders at such address. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

A number of brokers with account holders who are shareholders of the Company may have instituted householding, in which case only one Proxy Statement and Annual Report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy in the future, or if you are receiving multiple copies and wish to receive only one, please contact us at United Security Bancshares, 2126 Inyo Street, Fresno, California 93721, Attn: Ms. Bhavneet Gill, by calling (888) 683-6030 (toll free), or by emailing us at bgill@unitedsecuritybank.com.

OTHER MATTERS

Management does not presently know of any matters to be presented at the Meeting other than those set forth above. If other matters come before the Meeting, it is the intention of the persons named in the accompanying proxy card to vote the proxy in accordance with the recommendations of the Board of Directors on such matters.

United Security Bancshares

Dated: April 11, 2017	Robert G. Bitter, Secretary

It is very important that every shareholder vote.  Whether or not you plan to attend the Meeting we urge you to submit a proxy as promptly as possible to vote your shares via Internet, telephone or mail.

In order to facilitate the providing of adequate accommodations, when voting please also let us know whether or not you expect to attend the Meeting.

The Company's 2016 Annual Report on Form 10-K was previously mailed to all shareholders. You may request an additional copy of the Proxy Statement, the 2016 Annual Report on Form 10-K, and form of proxy as to this Meeting or all future shareholder meetings by calling us at (888) 683-6030 (toll free number), by writing to us at United Security Bancshares, 2126 Inyo Street, Fresno, California 93721, Attn: Ms. Bhavneet Gill or by email at bgill@unitedsecuritybank.com.

The 2016 Annual Report on Form 10-K is also available at http://investors.unitedsecuritybank.com/Docs.